Execution Version

EXHIBIT 10.1

FIRST AMENDMENT TO THE
STOCK PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT, dated December 29, 2016 (this “Amendment”), is made by and between AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation (“Parent”), and ARCH CAPITAL GROUP LTD., an exempted company with limited liability registered under the laws of Bermuda (the “Acquiror”). Capitalized terms not defined herein shall have the meanings set forth in the Stock Purchase Agreement, dated as of August 15, 2016 (as amended, modified or supplemented from time to time in accordance with its terms, the “Purchase Agreement”), by and between the Parent and the Acquiror.
WHEREAS, the Acquiror and the Parent have entered into the Purchase Agreement, pursuant to which the Parent has agreed to sell, convey, assign, transfer and deliver to the Acquiror, and the Acquiror has agreed to purchase, acquire and accept from the Parent, all of the outstanding shares of common stock, par value $1.00 per share, in United Guaranty Corporation, a North Carolina corporation, and all of the outstanding shares in AIG United Guaranty Insurance (Asia) Limited, a Hong Kong limited company;
WHEREAS, concurrently with the execution of this Amendment, the Acquiror and Arch U.S. MI Holdings, Inc., a Delaware corporation (“Arch MI”), are entering into that certain assignment agreement (the “Assignment Agreement”), pursuant to which the Acquiror has assigned to Arch MI, and Arch MI has assumed from the Acquiror, all of the Acquiror’s rights to acquire the outstanding shares of common stock, par value $1.00 per share, of United Guaranty Corporation, a North Carolina corporation, pursuant to the Purchase Agreement;
WHEREAS, concurrently with the execution of this Amendment, the Parent, for itself and in its capacity as the Parent Escrow Agent, on the one hand, and the Acquiror and Arch MI, for itself and in its capacity as the Acquiror Escrow Agent, on the other hand, are entering into the Escrow Agreement, dated as of the date hereof (the “Escrow Agreement”); and
WHEREAS, the parties desire to amend the Purchase Agreement in accordance with Section 11.08 thereof, as hereinafter provided.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Agreements and Amendments.
a.    Section 2.02 of the Purchase Agreement is hereby amended by adding the following after the last sentence in such Section:
“Notwithstanding anything to the contrary in this Section 2.02, if the last Business Day of the first month during which all the conditions set forth in Article VIII have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) is December 30, 2016, (i) the Closing Date shall be December 31, 2016, (ii) the Closing shall take place at 11:59 p.m., New York City time, on the Closing Date and (iii) upon the occurrence of the Closing, the time and date that the purchase and sale described in Section 2.01 of the Shares becomes effective shall be 11:59 p.m., New York City time, on the Closing Date.”

b.    Section 2.05(a)(i) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
“subject to Section 2.05(d), evidence of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in proper form for transfer;”

c.    Section 2.05(a)(iii) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
“written resignations of (A) each director and officer of the Company and (B) each director of each of the Transferred Subsidiaries (other than Bob Gagliardi as a director of United Guaranty Partners Insurance Company), in each of (A) and (B), who is an employee of the Parent, but not an employee of the Company or a Transferred Subsidiary;”

d.    Section 2.05(b)(i) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
“subject to Section 2.05(d), (A) subject to Section 2.06, the Cash Consideration, (B) evidence of the Convertible Preferred Stock Consideration in book entry form on the records of the Acquiror’s transfer agent, (C) evidence of the Perpetual Preferred Stock Consideration in book entry form on the records of the Acquiror’s transfer agent and (D) the cash payment provided for in Section 6.01(l);”

e.    The Purchase Agreement is hereby amended by adding the following as a new Section 2.05(d):
“Notwithstanding Section 2.05(a)(i) and Section 2.05(b)(i), if the Closing Date shall be December 31, 2016:
(i)    on December 30, 2016, the Parent shall deliver, or cause to be delivered, to the Acquiror Escrow Agent evidence of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in proper form for transfer to be held by the Acquiror Escrow Agent in the Acquiror Escrow Account in accordance with, and subject to the terms of, the Escrow Agreement and this Agreement;
(ii)    on December 30, 2016, the Acquiror shall deliver, or cause to be delivered, to the Parent Escrow Agent (X) subject to Section 2.06, the Cash Consideration, (Y) confirmation of a book-entry transfer of the Convertible Preferred Stock Consideration in form and substance reasonably satisfactory to the Parent and the Acquiror and (Z) the cash payment provided for in Section 6.01(l), in each of cases (X) through (Z), to be held by the Parent Escrow Agent in the Parent Escrow Account subject to the terms of this Agreement and the Escrow Agreement; and
(iii)    unless otherwise agreed in writing by the parties, at 11:59 p.m., New York City time, on the Closing Date, (a) the Acquiror Escrow Agent shall release all assets in the Acquiror Escrow Account to Arch MI and (b) the Parent Escrow Agent shall release all assets in the Parent Escrow Account to the Parent, in each case, in accordance with, and subject to the terms of, the Escrow Agreement and this Agreement.”
f.    The penultimate sentence of Section 2.06 of the Purchase Agreement is hereby amended and restated in its entirety as follows:
“If the UG Asia Shares are not transferred to the Acquiror on the Closing Date, (A) the Parent and the Acquiror shall continue to take the efforts consistent with Section 5.06 to obtain any required approvals to transfer the UG Asia Shares to Acquiror and (B) the Parent will continue to own and operate UG Asia with services provided by the Acquiror under the Transition Services Agreement; provided, however, (i) the Parent shall continue to comply with the covenants set forth in Section 5.01 herein with respect to UG Asia, (ii) to the extent that any covenant set forth in this Agreement with respect to UG Asia would otherwise be required to be performed or complied with on or prior to the Closing Date, such covenant shall instead be required to be performed or complied with on or prior to the UG Asia Closing Date and (iii) any reference to the Closing Date in Section 6.01 herein as applied to or affecting the treatment of employees of UG Asia shall be deemed to refer to the UG Asia Closing Date.”

g.    Section 5.08(b) of the Purchase Agreement is hereby amended by adding the following after the last sentence in such Section:
“Furthermore, for the avoidance of doubt, no Intercompany Agreements with or relating to UG Asia shall be required to be terminated or commuted prior to the UG Asia Closing Date.”
h.    Section 5.08(b) of the Parent Disclosure Schedule is amended and restated in its entirety as provided in Schedule A hereto.
i.    The Purchase Agreement is hereby amended by adding the following as a new Section 5.08(e):
“From and after the UG Asia Closing Date, the parties shall cooperate in good faith and use their respective commercially reasonable efforts to cause, subject to the receipt of any required approvals or non‑disapprovals by a Governmental Authority, the novation, effective as of the UG Asia Closing Date (with the economics novated as of January 1, 2017), to the Acquiror or its Subsidiary of the 100% Quota Share Reinsurance Agreement, dated as of September 16, 2011 and effective October 1, 2011, between AIG United Guaranty Insurance (Asia) Limited and National Union Fire Company of Pittsburgh, Pa.”

j.    Section 5.09(c) of the Purchase Agreement is hereby amended by adding the following after the last sentence in such Section:
“Notwithstanding the foregoing, the Acquiror shall cause, and the Acquiror hereby causes, as of Closing, the Company to grant to the Parent (and as of Closing the Company shall be deemed to have granted to Parent) a limited, non-exclusive, non-transferable license to use that certain model for the Quota Share Agreement known as the CAT model (the “Model”) for the sole and exclusive purposes of performing “stress tests” and planning for capital stress scenarios. For the avoidance of doubt, the Parent acknowledges and agrees that it shall have no right to use the Model to compete against the Acquiror or the Company through utilization of the Model to price or evaluate post-Closing business or otherwise. The Acquiror shall deliver, or cause the Company to deliver, to the Parent a useable copy of the Model reasonably promptly after Closing. The Parent acknowledges and agrees that this is a one-time transfer of the Model on an “as is” basis and that neither the Acquiror nor the Company shall have any obligation to provide maintenance or updates to the Model to the Parent or any of its Affiliates.”

k.    The first clause of Section 5.21 of the Purchase Agreement is hereby amended and restated in its entirety as follows:
“Except as provided on Section 5.21 of the Parent Disclosure Schedule, on or prior to the Closing Date,”

l.    Section 5.21 is added to the Parent Disclosure Schedule as provided in Schedule B hereto.
m.    The definition assigned to “Ancillary Agreements” in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety as follows:
“Ancillary Agreements” shall mean the Escrow Agreement, the Transition Services Agreement and the Investor Rights Agreement.

n.    The definition assigned to “Run-Off UGC Entities” in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety as follows:
“Run-Off UGC Entities” shall mean AIG United Guaranty Limited, AIG United Guaranty Agenzia di Assicurazione S.R.L., AIG United Guaranty, Sociedad Limitada, AIG United Guaranty Mexico, S.A., and AIG Mortgage Risk Solutions Pty Ltd.
o.    Exhibit A to the Purchase Agreement is hereby amended by adding the following definitions in alphabetical order therein:
“Acquiror Escrow Account” has the meaning set forth in the Escrow Agreement.
“Acqurior Escrow Agent” means Arch MI.
“Arch MI” means Arch U.S. MI Holdings, Inc., a Delaware corporation, as assignee of the rights of the Acquiror to acquire the Shares pursuant to that certain assignment agreement between Arch MI and the Acquiror.

“Escrow Agreement” means the Escrow Agreement, dated as of the date hereof, by and among the Parent, the Acquiror and Arch MI.
“Model” shall have the meaning set forth in Section 5.09(c).
“Parent Escrow Account” has the meaning set forth in the Escrow Agreement.
“Parent Escrow Agent” means American International Group, Inc., a Delaware corporation.

2.    Miscellaneous. Any reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall hereafter be deemed to refer to the Purchase Agreement as hereby amended. Except as expressly amended herein, the parties hereby agree and acknowledge that all of the terms and provisions set forth in the Purchase Agreement remain in full force and effect in all respects. To the extent of any inconsistency between the provisions of this Amendment and the provisions of the Purchase Agreement, the terms of this Amendment shall govern. This Amendment shall be governed and construed in accordance with the Purchase Agreement.
3.    Dispute Resolution; Arbitration; Governing Law; Waiver of Jury Trial.
a.    This Amendment, and all claims and defenses arising out of or relating to this Amendment or the formation, breach, termination or validity of this Amendment, shall in all respects be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to any conflicts of Law principles of such state that would apply the Laws of another jurisdiction.
b.    The provisions of Section 11.10(b) through (f) of the Purchase Agreement shall apply to this Amendment mutatis mutandis.
4.    Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties to such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart of any such Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Alon Neches
Name:	Alon Neches
Title:	Vice President - Strategy and Mergers and Acquisitions

ARCH CAPITAL GROUP LTD.

By:	/s/ Mark D. Lyons
Name:	Mark D. Lyons
Title:	EVP and CFO

[Signature Page to Amendment]

Schedule A

Section 5.08

Intercompany Obligations and Arrangements

(b)

1.	Deed, dated as of September 1, 2015, between AIG United Guaranty Re Limited, AIG Europe Limited and United Guaranty Corporation.

2.
100% Quota Share Reinsurance Agreement, dated as of September 16, 2011 and effective October 1, 2011, between AIG United Guaranty Insurance (Asia) Limited and National Union Fire Company of Pittsburgh, Pa. (provided that, subject to the receipt of any required approvals or non‑disapprovals by a Governmental Authority, Parent shall be expressly permitted to cause the novation of such agreement to the Acquiror or its Subsidiary).

3.
Quota Share Reinsurance Agreement, effective as of October 1, 2003, between New Hampshire Insurance Company and United Guaranty Commercial Insurance Company of North Carolina, as amended by Endorsement Number One, effective as of May 1, 2005.

4.	Services Agreement, dated as of July 1, 1998, between AIG Insurance Management Services and United Guaranty Partners Insurance Company.

5.
For the avoidance of doubt, (i) the Agreement, dated October 10, 2008, between American International Group, Inc. and AIG United Guaranty (Asia) Limited, (ii) the Discretionary Investment Management Agreement, dated as of December 31, 2015, between AIG United Guaranty Insurance (Asia) Limited and AIG Asset Management (Europe) Limited and (iii) the Amended and Restated Business Process Outsourcing Master Services Agreement, dated November 26, 2013, among United Guaranty Services, Inc., AIG Shared Services – Business Processing, Inc. and AIG Shared Services Corporation, and any statements of work thereunder relating to UG Asia, shall not be terminated or commuted at the Closing, but shall be terminated or commuted on the UG Asia Closing Date.

Schedule B

Section 5.21

Pre-Closing Intellectual Property Transfers

1.
As soon as practicable after the Closing Date, the Parent shall, at the Parent’s sole cost and expense, assign and transfer to the Company any and all right, title and interest held by the Parent in the domain names listed below and provide the Acquiror with evidence of such transfer in the domain name registrar.

Domain Name	Registrar
united-guaranty.donuts-block	Mark Monitor
unitedguaranty.donuts-block	Mark Monitor

2.
The Parent’s domain registry of the domain name listed below shall not transfer from the Parent to the Company prior to December 1, 2021. After such date, the Parent shall, at the Parent’s sole cost and expense, use reasonable best efforts to assign and transfer, or cause the assignment and transfer, to the Company of any and all right, title and interest held by the Parent in such domain name and provide the Acquiror with evidence of such transfer in the domain name registrar; provided that the Parent shall not be deemed to breach the foregoing unless the Acquiror provides the Parent with written notice of the Parent’s failure to take such action and the Parent fails to cure such failure within a reasonable time after receipt of such notice.

Domain Name	Registrar
unitedguaranty.xxx-block	Mark Monitor